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                                                                   EXHIBIT 10.27


                            COMMON STOCK SELLING PLAN
                                HAWK CORPORATION

                       June 6, 2001 through July 31, 2001


         THIS STOCK SELLING PLAN (this "Plan") is executed by Thomas A. Gilbride ("Executive"), an executive officer and stockholder of Hawk Corporation ("Hawk").

                                    RECITALS

         A. Executive has decided to enter into this written plan of disposition to sell up to eleven thousand three hundred (11,300) shares of Class A Common Stock, par value $.01, of Hawk ("Common Stock"), which shares are comprised of one thousand (1,000) registered shares of Common Stock acquired on October 20, 1998, three hundred (300) registered shares of Common Stock acquired on December 21, 1998 (collectively, the "Registered Shares"), and ten thousand (10,000) unregistered shares of Common Stock acquired prior to the initial public offering of Hawk (the "Unregistered Shares"). The Registered Shares and Unregistered Shares to be sold pursuant to this Plan shall be referred to herein collectively as the "Plan Shares."

         B. Executive has engaged McDonald Investments, Inc. ("Broker") to effect the sales of the Plan Shares in accordance with this Plan.

                                    AGREEMENT

         In consideration of the foregoing, Executive agrees to enter into this Plan in accordance with the following terms and conditions:

         1. Sales Plan.

         (a) Executive agrees to instruct Broker to sell the Plan Shares as provided below:

                  (i) For the period commencing on June 6, 2001 and ending on and including June 12, 2001 (the "Initial Sales Period"), Broker will sell as many as possible of the Registered Shares, at any share price of $7.00, or higher; and

                  (ii) For the period commencing on June 7, 2001 and ending on July 31, 2001 (the "Subsequent Sales Period"), Broker will sell as many as possible of the Unregistered Shares and any Registered Shares that remain unsold following the Initial Sales Period, at any share price of $6.50, or higher.

         (b) All sales of the Plan Shares will be placed through or effected by Broker. The timing
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         (within each sales period specified above) and execution of all sales will be made at the sole discretion of Broker to maximize the value to Executive. Executive will provide no other instruction or guidance to Broker with respect to any sales of the Plan Shares during the term of this Plan. Executive will provide Broker with a copy of this Plan. Executive will obtain from Broker an acknowledgment of the receipt of this Plan and an agreement that Broker will cease sales under this Plan at such time as Broker may become in possession of material non-public information regarding Hawk (as that phrase is used in 17 C.F.R. Section 240.10b-5).

         (c) Notwithstanding the sales provisions of this Plan, Executive will cease all sales under this Plan, and will instruct Broker to cease all sales, promptly upon notice from the Secretary of Hawk that the executive committee of the Hawk Board of Directors has determined that sales under this Plan must be suspended for any period determined by those directors. In this regard, Executive acknowledges that it may be necessary or appropriate for Hawk to instruct Executive to suspend sales under this Plan in connection with certain events, including without limitation a public or private offering of securities, a merger or acquisition, tender offer or any similar event.

         (d) Broker will conduct all sales of the Unregistered Shares in accordance with the requirements of Rule 144 under the Securities Act of 1933, as amended (the "Act"). Broker will be instructed by Executive to provide Hawk with any information requested by Hawk or its counsel in connection with Hawk's efforts to determine compliance with the terms of this Plan by Executive and Broker. Executive will be responsible for all filings required under Section 16 of the Securities and Exchange Act of 1934 (i.e., Form 4 filings). Executive intends for this Plan to comply with the requirements of Rule 10b5-1(c) under the Exchange Act of 1934, and this Plan shall be interpreted to comply with the requirements of Rule 10b5-1(c).

         (e) Notwithstanding this Plan, Executive may sell or purchase shares of Common Stock (other than the Plan Shares) pursuant to Hawk's Statement Regarding Insider Trading and Confidentiality, as supplemented and amended from time to time (the "Policy") and Section 16 of the Securities and Exchange Act of 1934, and such sales or purchases shall not be subject to this Plan.

         2. Term. This Plan shall become effective on the date executed by Executive and shall terminate on the earliest to occur of: (i) July 31, 2001,
(ii) the date on which all of the Plan Shares have been sold in accordance with the terms of this Plan or (iii) the death of Executive; provided; however, that Executive may terminate this Plan at any time upon written notice delivered to Broker with a copy to the Secretary of Hawk.

         3. Covenants. Subject to the terms of this Plan, Executive acknowledges and agrees that he will not exert any influence over how, when or whether to effect sales of Plan Shares subsequent to the effective date of this Plan and during the time period this Plan remains in effect. Executive acknowledges that he is not subject to any legal, regulatory or contractual restriction or undertaking


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that would prevent Broker from effecting sales in accordance with this Plan and is entering into this Plan in good faith. Further, Executive acknowledges that he is subject to the Policy and the limitations on selling stock imposed by Rule 144 under the Act.

         4. Filing of Plan. Executive agrees to file a copy of this Plan with the Secretary of Hawk. Executive further acknowledges and agrees that a copy of this Plan may be filed with the Securities and Exchange Committee ("SEC") and disclosed in reports filed by Hawk with the SEC.

         IN WITNESS WHEREOF, this Stock Selling Plan is executed and effective as of the date set forth below the Executive's signature below.



                                                 ------------------------------
                                                 Thomas A. Gilbride
                                                 Dated: June 6, 2001


Receipt of the Stock Selling Plan
is acknowledged as of June 6, 2001.

By:
   -----------------------------------
   Marc C. Krantz, Assistant Secretary
   of Hawk Corporation



Receipt of the Stock Selling Plan
is acknowledged as of June __, 2001.

MCDONALD INVESTMENTS, INC.

By:
    -----------------------------------

Its:
    -----------------------------------



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